UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2016
Brown & Brown, Inc.
(Exact Name of Registrant Specified in Charter)
Florida
(State or other jurisdiction of incorporation)

001-13619 (Commission File Number)	59-0864469 (I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code (386) 252-9601
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2010 Stock Incentive Plan Amendment

On February 19, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Brown & Brown, Inc. (the “Company”) approved amendments to the Company's 2010 Stock Incentive Plan (“SIP”) to (i) require a minimum vesting period of at least one year from the date of grant for Options and Stock Appreciation Rights, (ii) modify the provision for adjustment of performance targets and the related level of achievement under certain Stock Grants, and (iii) memorialize the SIP amendment history, including a prior amendment authorizing the grant of restricted stock units. The foregoing summary of the amended SIP does not purport to be complete and is qualified in its entirety by reference to the full text of the SIP, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Annual Cash Incentive for 2016

On February 19, 2016, the Compensation Committee adopted the annual cash incentive for 2016 for the Company’s executive officers, including the named executive officers, pursuant to which they are eligible to receive a cash incentive payment based on the achievement of certain performance objectives in 2016. The terms of the annual cash incentive are not contained in a formal written document.

Each named executive officer’s annual cash incentive payment amount will consist of three components (the calculation of which may be adjusted by the Compensation Committee, at its discretion, to exclude the effect of certain non-recurring items of gain or loss), which are as follows:

•
The first component, which will affect 40% of the 2016 cash incentive amount, is based on specified organic revenue growth targets, which, for named executive officers whose responsibilities encompass the Company as a whole rather than being tied to a particular division, will be calculated based upon the organic revenue growth of the Company as a whole, and for named executive officers with divisional operational responsibilities, will be calculated based upon the organic revenue growth of the division for which each such executive officer has oversight responsibility.

•
The second component, which will affect 40% of the 2016 cash incentive amount, will be determined based upon performance of the Company’s EBITDAC margin (“EBITDAC Margin”), which is the Company’s income before income taxes less amortization, depreciation, interest, and the change in estimated acquisition earn-out payables, divided by total revenues. In the case of Charles H. Lydecker, half of the second component will be determined based upon the Company’s EBITDAC Margin, and the remaining half will be determined based upon performance of the core operating profit margin achieved by the Company’s Retail Division.

•
The third component, which will affect 20% of the 2016 cash incentive amount, will be linked to the achievement of personal objectives of the named executive officer as determined by the Compensation Committee.

Each of the components described above contemplates a minimum payout of 0% of each named executive officer’s target cash incentive amount and a maximum payout of 200% of each named executive officer’s target cash incentive amount. The target cash incentive amounts for our named executive officers for 2016 are as follows: J. Powell Brown - $1,400,000; R. Andrew Watts - $400,000; Charles H. Lydecker - $800,000; J. Scott Penny - $800,000; and Anthony T. Strianese - $900,000.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is filed herewith:

10.1	2010 Stock Incentive Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2016

BROWN & BROWN, INC.

By: /s/ R. Andrew Watts

R. Andrew Watts
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	2010 Stock Incentive Plan, as amended